EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NASDAQ: AMSY

Investor Relations Contact:
Ronald Schillereff
703-267-5140
ronald.schillereff@ams.com

Media Relations Contact:
Charlene Wheeless
703-267-7075
charlene.wheeless@ams.com

AMS REPORTS Q3 2003 RESULTS
AMS Earns $0.20 Per Share; Continues Growth Path

FAIRFAX, Va., October 23, 2003 – American Management Systems, Incorporated (NASDAQ: AMSY), a global business and IT consulting firm, today announced third quarter 2003 earnings of $8.6 million, $0.20 per diluted share, compared to earnings of $8.3 million, $0.20 per diluted share, in the third quarter of 2002 and a loss of $46.6 million, $(1.10) per diluted share, in the second quarter of 2003.

Revenues for the third quarter of 2003 were $248.1 million compared to $247.5 million for the third quarter of 2002 and $232.0 million for the second quarter of 2003. Revenues and earnings were both positively impacted by the acquisition of R. M. Vredenburg & Co. on August 1, 2003.

“AMS performed well in the third quarter. We delivered on earnings expectations and again reported sequential revenue growth. Additionally, the benefits of our restructuring continue to materialize in the form of improving profitability, ongoing cost containment and strong balance sheet fundamentals,” said AMS Chairman and Chief Executive Officer Alfred T. Mockett. He added, “I am cautiously optimistic about the future and confident that we are on the right track. We have a solid base of business which is growing steadily, further bolstered by strong results from the Vredenburg acquisition.”

Results in the third quarter were also positively impacted by a decrease in the Company’s quarterly effective tax rate. This decrease is a result of the reduction in the third quarter of certain non-deductible expenses expected for the tax year 2003. This adjustment decreased income tax expense in the third quarter by $0.7 million, and increased earnings per share by $0.02.

AMS Q3 2003 Results – October 23, 2003—2

Revenue excluding the impact of Vredenburg was $233.6 million, demonstrating modest quarter over quarter organic growth, though $1.4 million below prior guidance. Excluding the impact of Vredenburg, earnings for the third quarter were at the high end of prior guidance at $6.7 million, $0.16 per diluted share1.

The third quarter gross margin of 37.5% increased slightly over the second quarter gross margin of 37.1%. The third quarter margin was diluted by the acquired Vredenburg business, which contributed at a margin of approximately 31% during the third quarter. Excluding the impact of Vredenburg, the gross margin increased by approximately 0.8% over the second quarter of 20031.

Capital expenditures for software development were $13.7 million in the third quarter and $13.2 million in the second quarter of 2003 primarily related to an initiative to replatform and upgrade core product offerings sold to Federal and Financial Services customers.

Conference Call
 AMS will hold a conference call to review third quarter results at 8:00 a.m. Eastern Time on Thursday, October 23, 2003 that will be accessible by dialing 913-981-5507. An audio replay of the call will be available from 11:00 a.m. on October 23, 2003 through 12:00 midnight, November 6, 2003 by dialing 719-457-0820 and entering pass code 531357. The call may also be accessed via a live webcast on the AMS website at www.ams.com. The webcast will be available for replay through October 23, 2004.

About AMS
 AMS is a premier business and IT consulting firm to the government, financial services, and communications industries around the globe. AMS combines IT ingenuity and industry IQ to drive high-performance results. Known for its delivery and service excellence for more than 30 years, AMS specializes in enterprise resource planning, credit risk management, customer relationship management, and enterprise security. AMS applies both proprietary and partner technologies, and provides solutions through business consulting, systems integration, and outsourcing. Founded in 1970, AMS is headquartered in Fairfax, Va., and has offices worldwide. The company is traded on the NASDAQ National Market under the symbol AMSY. For detailed information about AMS, visit www.ams.com.

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Investors are cautioned that this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, relating to our operations that are based on management’s current expectations, estimates and projections. Words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” and similar expressions are used to identify these forward-looking statements. These statements are subject to risks, uncertainty and changes in circumstances. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results may differ materially from what is expressed or forecast in these forward-looking statements. The reasons for this include changes in general economic and political conditions, including fluctuations in exchange rates, and the factors discussed in AMS’s Annual Report on Form 10-K for the year ended December 31, 2002. The Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any subsequent date.

1 See attached Reconciliation of Non-GAAP Financial Measures

AMS Q3 2003 Results – October 23, 2003—3

American Management Systems, Incorporated
CONSOLIDATED CONDENSED INCOME STATEMENTS
Unaudited
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

REVENUES	$248,122	$247,480	$707,105	$750,607

EXPENSES:

Cost of Revenues	155,067	143,369	435,952	437,867

Selling, General and Administrative	77,471	82,290	232,199	239,508

Research and Development	2,892	5,981	9,907	19,809

Restructuring Charge	—	6,000	24,785	22,087

Software Asset Impairments	—	—	9,555	—

Contract Litigation Settlement Expense	—	—	45,489	—

INCOME (LOSS) FROM OPERATIONS	12,692	9,840	(50,782)	31,336

OTHER (INCOME) EXPENSE, NET:

Interest Expense (Income)	338	(1,074)	852	19

Other (Income) Expense	(130)	870	(426)	1,179

	208	(204)	426	1,198

INCOME (LOSS) BEFORE INCOME TAXES	12,484	10,044	(51,208)	30,138

INCOME TAXES	3,852	1,707	(19,459)	9,946

NET INCOME (LOSS)	$8,632	$8,337	$(31,749)	$20,192

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic	42,348	42,169	42,309	42,032

Diluted	42,733	42,372	42,309	42,460

EARNINGS (LOSS) PER SHARE

Basic	$0.20	$0.20	$(0.75)	$0.48

Diluted	$0.20	$0.20	$(0.75)	$0.48

Certain amounts from prior year have been reclassified for comparative purposes.

AMS Q3 2003 Results – October 23, 2003—4

American Management Systems, Incorporated
CONSOLIDATED REVENUES BY MARKET
Unaudited
(In thousands)

	For the Three Months		For the Three Months		For the Nine Months
	Ended June 30,		Ended September 30,		Ended September 30,

	2003	2002	2003	2002	2003	2002

Federal Government Agencies	$84,503	$84,511	$101,219	$86,639	$271,645	$254,825

State and Local Governments and Education	65,518	70,040	65,852	68,634	192,752	210,199

Communications, Media and Entertainment	43,159	52,975	44,790	45,689	130,546	151,866

Financial Services Institutions	31,662	28,803	30,132	30,366	92,062	89,949

Other Corporate Clients	7,169	15,368	6,129	16,152	20,100	43,768

Total Revenues	$232,011	$251,697	$248,122	$247,480	$707,105	$750,607

AMS Q3 2003 Results – October 23, 2003—5

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2003
ASSETS	(Unaudited)	December 31, 2002

CURRENT ASSETS:

Cash and Cash Equivalents	$55,394	$136,191

Accounts Receivable, Net	251,421	212,098

Prepaid Expenses and Other Current Assets	29,601	35,126

Total Current Assets	336,416	383,415

NONCURRENT ASSETS:

Property and Equipment (Net of Accumulated Depreciation and Amortization of $48,799 and $44,751)	22,568	24,518

Purchased and Developed Computer Software (Net of Accumulated Amortization of $155,890 and $136,591)	116,501	90,797

Goodwill, Net	60,600	24,331

Cash Value of Life Insurance	25,307	29,830

Other Assets	25,732	69,605

Total Noncurrent Assets	250,708	239,081

TOTAL ASSETS	$587,124	$622,496

AMS Q3 2003 Results – October 23, 2003—6

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS — continued
(In thousands, except share data)

	September 30, 2003
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)	December 31, 2002

CURRENT LIABILITIES:

Accounts Payable	$30,670	$17,118

Accrued Compensation and Related Items	48,975	52,674

Deferred Revenues	18,321	26,115

Accrued Liabilities	16,788	14,592

Accrued Restructuring Charge	13,004	7,988

Income Taxes Payable	368	1,061

Deferred Income Taxes	1,454	17,159

Total Current Liabilities	129,580	136,707

NONCURRENT LIABILITIES:

Deferred Compensation and Other Noncurrent Liabilities	30,359	36,364

Deferred Income Taxes	20,588	20,044

Accrued Restructuring Charge	9,844	9,356

Total Noncurrent Liabilities	60,791	65,764

TOTAL LIABILITIES	190,371	202,471

STOCKHOLDERS’ EQUITY:

Preferred Stock ($0.10 Par Value; 4,000,000 Shares Authorized, None Issued or Outstanding)	—	—

Common Stock ($0.01 Par Value; 200,000,000 Shares Authorized, 51,057,214 and 51,057,214 Issued and 42,351,969 and 42,324,218 Outstanding)	510	510

Capital in Excess of Par Value	82,298	80,309

Unearned Compensation	(847)	(2,146)

Retained Earnings	353,314	385,063

Accumulated Other Comprehensive Loss	(6,455)	(14,915)

Treasury Stock, at Cost (8,705,245 and 8,732,996 Shares)	(32,067)	(28,796)

Total Stockholders’ Equity	396,753	420,025

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$587,124	$622,496

AMS Q3 2003 Results – October 23, 2003—7

American Management Systems, Incorporated
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	For the Nine Months
	Ended September 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (Loss) Income	$(31,749)	$20,192

Adjustments to Reconcile Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities

Depreciation	5,138	5,701

Amortization	25,042	27,118

Stock Compensation Expense	1,070	2,446

Deferred Income Taxes	(20,324)	333

(Increase) Decrease in Cash Surrender Value of Life Insurance	(1,355)	840

Loss on Disposal of Assets	405	324

Provision for Doubtful Accounts	750	—

Software Asset Impairments	9,555	—

Contract Litigation Asset Write-off	30,489	—

Changes in Assets and Liabilities, Net of Acquisition:

(Increase) Decrease in Accounts Receivable	(21,403)	19,311

Decrease in Prepaid Expenses and Other Assets	19,106	4,170

Increase (Decrease) in Accounts Payable and Accrued Liabilities	4,225	(5,526)

Decrease in Accrued Compensation and Related Items	(21,241)	(5,292)

Decrease in Deferred Revenue	(8,478)	(13,196)

Decrease (Increase) in Accrued Restructuring Charge	5,504	(1,380)

Decrease in Income Taxes Payable	(755)	(13,947)

Net Cash (Used in) Provided by Operating Activities	(4,021)	41,094

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and Equipment	(2,542)	(1,069)

Purchase and Development of Computer Software	(40,347)	(19,227)

Acquisition, Net of Cash Acquired	(43,896)	—

Other Assets	5,627	(1,100)

Net Cash Used in Investing Activities	(81,158)	(21,396)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Employee Stock Purchase Plan and Common Stock Options Exercised	3,649	6,889

Payments to Acquire Treasury Stock	(5,019)	(2,948)

Net Cash (Used in) Provided by Financing Activities	(1,370)	3,941

Effect of Exchange Rate Changes on Cash	5,752	1,779

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(80,797)	25,418

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	136,191	53,347

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55,394	$78,765

AMS Q3 2003 Results – October 23, 2003—8

American Management Systems, Incorporated
Reconciliation of Non-GAAP Financial Measures
Unaudited
(In thousands)

Earnings, diluted earnings per share, and gross margins excluding the impact of Vredenburg are reported in the press release in order to provide information comparable to prior periods. This information is also used by management in evaluating its ongoing business in relation to prior forecasts. Management believes that the presentation of this information is useful to investors as it provides clarity regarding the current period earnings impact of the Vredenburg acquisition.

Earnings and Diluted Earnings per Share Reconciliation

For the Three Months
Ended September 30, 2003

Income Before Income Taxes	$12,484

Less:

Vredenburg Income Before Income Taxes	3,256

Income Before Income Taxes, as adjusted	9,228

Income Taxes, as adjusted	2,506

Net Income, excluding Vredenburg	$6,722

Weighted Average Shares and Equivalents	42,733

Diluted Earnings Per Share, as adjusted	$0.16

Gross Margin Reconciliation

	Gross Margin	Gross Margin
	(Dollars)	(Percentage)

For the Three Months Ended September 30, 2003:

Gross Margin	$93,055	37.5%

Less:

Vredenburg Gross Margin	4,457	30.7%

Gross Margin, excluding Vredenburg	88,598	37.9%

For the Three Months Ended June 30, 2003:

Gross Margin	86,173	37.1%

Gross Margin Increase from June 30, 2003 to September 30, 2003, excluding Vredenburg	$2,425	0.8%